   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 1997
                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM S-11
                            ------------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            AMB PROPERTY CORPORATION
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                             505 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
             (SUCCESSOR TO AMB INSTITUTIONAL REALTY ADVISORS, INC.)

                               S. DAVIS CARNIGLIA
                               MANAGING DIRECTOR,
                  CHIEF FINANCIAL OFFICER AND GENERAL COUNSEL
                            AMB PROPERTY CORPORATION
                             505 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                   Copies to:

        EDWARD SONNENSCHEIN, JR., ESQ.                    KENNETH M. DORAN, ESQ.
           J. SCOTT HODGKINS, ESQ.                     GIBSON, DUNN & CRUTCHER LLP
               LATHAM & WATKINS                           333 SOUTH GRAND AVENUE
            633 WEST FIFTH STREET                     LOS ANGELES, CALIFORNIA 90071
        LOS ANGELES, CALIFORNIA 90071                         (213) 229-7000
                (213) 485-1234

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [X] Reg. No. 333-35915

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                            PROPOSED MAXIMUM  PROPOSED MAXIMUM
TITLE OF SECURITIES         AMOUNT TO BE     OFFERING PRICE       AGGREGATE         AMOUNT OF
BEING REGISTERED             REGISTERED       PER SHARE(1)    OFFERING PRICE(1) REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par
  value per share........     2,300,000          $21.00          $48,300,000         $14,637
=================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                      INCORPORATION OF CERTAIN INFORMATION
                                  BY REFERENCE

     The information in the Registration Statement originally filed by AMB Property Corporation with the Securities and Exchange Commission ("SEC") on September 18, 1997 (File No. 333-35915), as amended by Amendment No. 1 filed with the SEC on October 24, 1997, Amendment No. 2 filed with the SEC on November 4, 1997, Amendment No. 3 filed with the SEC on November 14, 1997 and Amendment No. 4 filed with the SEC on November 20, 1997, pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Francisco, State of California, on the 21st day of November, 1997.

                                          AMB PROPERTY CORPORATION

                                          By:     /s/ HAMID R. MOGHADAM
                                            ------------------------------------
                                                     Hamid R. Moghadam
                                          President and Chief Executive Officer

                                          Date:  November 21, 1997

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas D. Abbey, Hamid R. Moghadam, T. Robert Burke and S. Davis Carniglia, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

            SIGNATURE                              TITLE                         DATE
---------------------------------    ---------------------------------    -------------------

       /s/ T. ROBERT BURKE           Chairman of the Board and              November 21, 1997
---------------------------------    Director
         T. Robert Burke

      /s/ HAMID R. MOGHADAM          President, Chief Executive             November 21, 1997
---------------------------------    Officer and Director (Principal
        Hamid R. Moghadem            Executive Officer)

      /s/ DOUGLAS D. ABBEY           Chairman of Investment Committee       November 21, 1997
---------------------------------    and Director
        Douglas D. Abbey

     /s/ S. DAVIS CARNIGLIA          Managing Director, Chief               November 21, 1997
---------------------------------    Financial Officer and General
       S. Davis Carniglia            Counsel (Principal Financial
                                     Officer and Principal Accounting
                                     Officer)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                       DESCRIPTION
-------  ------------------------------------------------------------------------------------
  *5.1   Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the Common
         Stock being registered.
  *8.1   Opinion of Latham & Watkins regarding certain Federal income tax matters.
 *23.1   Consent of Latham & Watkins (filed with Exhibit 8.1).
 *23.2   Consent of Ballard Spahr Andrews & Ingersoll (filed with Exhibit 5.1).
 *23.3   Consent of Arthur Andersen LLP.
 *24.1   Power of Attorney (included on the signature page hereof).

---------------

* Filed herewith